Exhibit 11 under Form N-1A
                              Exhibit 23 under Item 601/Reg. S-K


            CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS



     We consent to the references to our firm under the captions
     `Financial Highlights'' and ``Independent Auditors'' and to the use of our reports dated December 16, 1996, in Post-Effective Amendment Number 12 to the Registration Statement (Form N-1A No. 33-33852) and the related Prospectuses of Federated Max-Cap Fund, Federated Mid-Cap Fund, and Federated Mini-Cap Fund, portfolios of Federated Index Trust dated December 31, 1996.



By:ERNST & YOUNG LLP
   Ernst & Young LLP
Pittsburgh, Pennsylvania
December 23, 1996